UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) February 4, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)













Item 5.  Other Events

     On February 4, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press release, dated February 4, 1998, regarding stock repurchase programs.







                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    February 4, 1998                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President






                                     EXHIBIT





NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: February 4, 1998


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320


                     NORTH BANCSHARES, INC.
                           ANNOUNCES
           COMPLETION OF NINTH STOCK REPURCHASE PROGRAM
              BEGIN TENTH STOCK REPURCHASE PROGRAM


Chicago, Illinois, February 46, 1998, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, today announces the completion of its ninth stock repurchase program. As earlier announced and authorized, 75,000 shares or approximately 5.3% of its outstanding shares of common stock were purchased in open market transactions or in privately negotiated transactions. The shares were repurchased at an average price of $16.60 per share.

In addition, the Company announces its intention to repurchase 75,000 shares of its common stock in open market transactions or in privately negotiated transactions over a period of one year. This will be the tenth stock repurchase program initiated by the Company and amounts to approximately 5.5% of the outstanding shares. The Company currently has 1,355,001 shares outstanding.

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 38 consecutive quarters from Bauer Financial Reports, Inc. and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at www.northfederal.com to read previous press releases, examine filings with the SEC, read about our history, and check out our products, services and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."